                  [NUTTER, McCLENNEN & FISH, LLP LETTERHEAD]

                                                                     Exhibit 5.1

                                    June 25, 1998
                                       22309-78


Commerce Security Bancorp, Inc.
24012 Calle de la Plata, Suite 150
Laguna Hills, CA  92653

Ladies/Gentlemen:

     Reference is made to the Registration Statement on Form S-4 (File no. 333-51179) (the "Registration Statement"), filed by Commerce Security Bancorp, Inc. (the "Company") and CSBI Capital Trust I (the "Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the exchange of up to $27,657,000 aggregate Liquidation Amount (as defined in the Registration Statement) of the Trust's
11 3/4% Subordinated Capital Income Securities, Series A (the "New Capital Securities"), which are to be registered under the Securities Act of 1933 pursuant to the Registration Statement for $27,657,000 Liquidation Amount of its outstanding 11 3/4% Subordinated Capital Income Securities, Series A (the "Old Capital Securities"). Pursuant to the Exchange Offer, the Company is also exchanging its guarantee of the payment of Distributions and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee") and $27,657,000 of its 11 3/4% Junior Subordinated Debentures (the "Old Junior Subordinated Debentures"), of which $28,513,000 aggregate principal amount is outstanding, for $27,657,000 aggregate principal amount of its 113/4% Junior Subordinated Debentures (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also are to be registered under the Securities Act pursuant to the Registration Statement. The exchange of the Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures for the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures, respectively, pursuant to the Registration Statement is referred to herein as the "Exchange Offer." Capitalized terms used and not defined herein shall have the respective meanings set forth in the Registration Statement.

     We have acted as counsel for the Company and the Trust in connection with the Registration Statement and the Exchange Offer. We have examined original or certified copies of the Company's Certificate of Incorporation and all amendments thereto and restatements thereof, the Company's By-laws, as amended, the corporate records of the Company to the date hereof, the Declaration of Trust, the Indenture, the Guarantee, the forms of New Junior Subordinated Debentures, New Guarantee and New Capital Securities, certificates of public

Commerce Security Bancorp, Inc.
June 25, 1998
Page 2

officials and such other certificates, documents, records and materials as we have deemed necessary in connection with the opinion letter.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all document submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies of forms, and (iii) the genuineness of all signatures.

     Based upon the foregoing, and in reliance upon information from time to time furnished to us by the officers, directors and agents of the Company and the Trust, we are of the opinion that:


        (i) the New Guarantee, when issued by the Company pursuant to the Exchange Offer, will be legally issued, fully paid and non-assessable and will be the binding obligation of the Company; and

       (ii) the New Junior Subordinated Debentures, when issued by the Company pursuant to the Exchange Offer, will be legally issued, fully paid and non-assessable and will be the binding obligations of the Company.

     We understand that this opinion letter is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter with and as a part of the Registration Statement, and to the reference to our firm under the heading "Legal Opinions" in the Prospectus filed as part thereof. It is understood that this opinion letter is to be used in connection with the offering and sale of the Shares only while said Registration Statement, as amended from time to time, is effective under the Securities Act.

                              Very truly yours,

                              /s/ Nutter, McClennen & Fish, LLP

                              Nutter, McClennen & Fish, LLP